EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANT'S


   We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Management Development and Recognition Plan and Trust Agreement, as amended, of our report dated October 18, 1996, which appears on page 16 of the 1996 Annual Report to Stockholders of CSB Financial Group, Inc., which is incorporated by reference in CSB Financial Group, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 1996.



                                      /s/ McGladrey & Pullen, LLP
                                      McGLADREY & PULLEN, LLP

   Champaign, Illinois
   September 24, 1997